Exhibit 1.1

The Hershey Company

Debt Securities

Form of Underwriting Agreement

The Underwriters listed on Schedule I

to the applicable Pricing Agreement

(as defined herein)

Ladies and Gentlemen:

From time to time The Hershey Company, a Delaware corporation (the “Company”), proposes to enter into one or more Pricing Agreements (each a “Pricing Agreement”) in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the “Underwriters” with respect to such Pricing Agreement and the securities specified therein) certain of its debt securities (the “Securities”) specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the “Designated Securities”).

The terms of any particular issuance of Designated Securities and the rights of the holders of such Designated Securities shall be as specified in the Pricing Agreement relating thereto and in or pursuant to the indenture (the “Indenture”) identified in such Pricing Agreement. References in this Agreement to the “Pricing Agreement” are to the applicable Pricing Agreement relating to the particular issuance and sale of Designated Securities specified therein.

1. Introduction. Particular sales of Designated Securities may be made from time to time to the Underwriters of such Designated Securities, for whom the firms designated as representatives of the Underwriters of such Designated Securities in the Pricing Agreement relating thereto will act as representatives (the “Representatives”). The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters and to Underwriters who act without any firm being designated as their representative. This Agreement shall not be construed as an obligation of the Company to sell any of the Designated Securities or as an obligation of any of the Underwriters to purchase the Designated Securities. The obligation of the Company to issue and sell any of the Securities and the obligation of any of the Underwriters to purchase any of the Securities shall be evidenced by the Pricing Agreement with respect to the Designated Securities specified therein. Each Pricing Agreement shall specify the aggregate principal amount of such Designated Securities, the initial public offering price of such Designated Securities, the purchase price to the Underwriters of such Designated Securities, the names of the Underwriters of such Designated Securities, the names of the Representatives of such Underwriters and the principal amount of such Designated Securities to be purchased by each Underwriter and shall set forth the date, time and manner of delivery of such Designated

Securities and payment therefor. The Pricing Agreement shall also specify (to the extent not set forth in the Indenture and the registration statement and prospectus with respect thereto) the terms of such Designated Securities. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

2. Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) The Company has filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-            ) not earlier than three years prior to the date hereof in respect of the Securities; such registration statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Representatives and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, to the Representatives for each of the other Underwriters, became effective under the Act upon filing with the Commission and no stop order suspending the effectiveness of such registration statement, any post-effective amendment thereto, or any part thereof, or preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, each as defined herein, has been issued and no proceeding for any of those purposes has been initiated or, to the best of the Company’s knowledge, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of the Pricing Agreement relating to the Designated Securities, is hereinafter called the “Base Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Designated Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the Base Prospectus, as amended or supplemented immediately prior to the Applicable Time (as defined in Section 2(d) herein), including, without limitation, the last Preliminary Prospectus filed prior to the Applicable Time, is hereinafter called the “Pricing Prospectus”; the various parts of such registration statement, including all exhibits thereto (other than Forms T-1) and any prospectus supplement relating to the Designated Securities that is filed with the Commission and deemed by Rule 430B under the Act to be part of such registration statement, each as amended at the time such part of such registration statement became effective, is hereinafter called the “Registration Statement”; the form of the final prospectus (including the final prospectus supplement) relating to the Designated Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement and any documents filed after the date of such Base Prospectus, Preliminary Prospectus, Pricing Prospectus or the Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and incorporated by reference in such Base Prospectus, Preliminary Prospectus, Pricing Prospectus or the Prospectus, as the case may be; any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any prospectus supplement relating to the Designated Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed after the date of such Base Prospectus, Preliminary Prospectus or the Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such Base Prospectus, Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the applicable effective date of the Registration Statement and that is incorporated by reference in the Registration Statement; any reference to the Registration Statement shall be deemed to refer to only such registration statement, as amended by any post-effective amendments thereto, pursuant to which the Designated Securities were registered; and any “issuer free writing prospectus” (as defined in Rule 433(h) under the Act) relating to the Designated Securities is hereinafter referred to as an “Issuer Free Writing Prospectus”);

(b) The documents incorporated by reference in the Pricing Prospectus and Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives expressly for use in any Preliminary Prospectus or the Prospectus relating to such Designated Securities;

(c) The Registration Statement, as of the date on which it first became effective, conforms and any further post-effective amendments to the Registration Statement, as of the dates on which they become effective, and the Prospectus, as of its date, and any further supplements to the Prospectus, as of the dates on which they are filed with the

Commission, as the case may be, will conform, in all material respects, to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), as applicable, and the rules and regulations of the Commission thereunder, and do not and will not, (i) as of the applicable effective dates as to the Registration Statement and any post-effective amendments thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) as of its date as to each of the Pricing Prospectus and the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives expressly for use therein;

(d) (i) With respect to any issue of Designated Securities, the “Applicable Time” will be such time and date as is specified in Schedule II to the related Pricing Agreement as the Applicable Time (which the Company and the Representatives have agreed is, as to the issue and sale of the Designated Securities, the time of execution of the Pricing Agreement), and the “Pricing Disclosure Package” will be the Pricing Prospectus together with (A) the Final Term Sheet (as defined in Section 5(a) hereof) prepared and filed pursuant to Section 5(a) hereof and (B) such other Issuer Free Writing Prospectuses, if any, as may be listed in Schedule III(a) to such Pricing Agreement, taken together; (ii) with respect to each such issue of Designated Securities, the Pricing Disclosure Package, as of the Applicable Time, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (iii) with respect to each such issue of Designated Securities, each Issuer Free Writing Prospectus listed in Schedule III(a) to the applicable Pricing Agreement will not conflict with the information contained in the Registration Statement and the Pricing Prospectus and, taken together with the Pricing Disclosure Package, as of the Applicable Time, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that the representations and warranties in clauses (ii) and (iii) of this Section 2(d) shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives expressly for use therein;

(e) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Designated Securities in reliance on the exemption of Rule 163 under the Act, and (iv) at the time the Pricing

Agreement is executed (with such date being used as the determination date for purposes of this clause (iv)), the Company was and is a “well-known seasoned issuer” (as defined in Rule 405 under the Act);

(f) The Company was not, at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 64(h)(2) under the Act), and is not an “ineligible issuer” (as defined in Rule 405 under the Act);

(g) With respect to an issuance of Designated Securities, the Company has not made and will not make, prior to the later of the Time of Delivery (as defined in Section 4 hereof) for such Designated Securities and the completion of the Underwriters’ distribution of such Designated Securities, any offer that would constitute a “free writing prospectus” (as defined in Rule 405 under the Act), without the prior consent of the Representatives; and the Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any such free writing prospectus, including timely filing with the Commission or retention where required and legending;

(h) The Company maintains a consolidated system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, the Company’s principal executive officer and principal financial officer to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as disclosed in the Pricing Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(i) The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) that are designed to ensure that information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the Commission, and that all such information required to be disclosed is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports;

(j) Since the respective dates as of which information is given in the Pricing Prospectus and the Prospectus, there has not been any change in the capital stock (other than the conversion of less than 250,000 shares of the Company’s Class B Common Stock (the “Class B Common Stock”) to Common Stock or issuances or repurchases in connection with employee stock incentive plans or repurchases pursuant to the Company’s share repurchase program announced during December 2006, or other similar share repurchase programs disclosed in writing to the Representatives prior to the date hereof, if any, or the repurchases of Common Stock from the Milton Hershey School

Trust) or increases in the consolidated long-term debt of the Company and any of its subsidiaries (exclusive of increases of $50 million or less of long-term debt other than capitalized lease obligations, increases attributable to new capitalized lease obligations aggregating $5 million or less and increases related to the translation of foreign currency indebtedness at rates of exchange different from those in effect on the respective dates as of which information is so given) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth in the Pricing Prospectus and the Prospectus;

(k) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus and the Prospectus;

(l) The Company has an authorized capitalization as set forth in the Pricing Prospectus and the Prospectus, and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

(m) The Indenture dated as of May 14, 2009 between the Company and U.S. Bank National Association has been duly authorized and duly qualified under the Trust Indenture Act and, at the Time of Delivery for the Designated Securities, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Designated Securities have been duly authorized, and, when the Designated Securities are issued and delivered pursuant to this Agreement and the Pricing Agreement with respect to such Designated Securities, such Designated Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indenture conforms, and the Designated Securities will conform, to the descriptions thereof contained in the Pricing Disclosure Package;

(n) The issue and sale of the Designated Securities and the compliance by the Company with all of the provisions of the Designated Securities, the Indenture, this Agreement and the Pricing Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, the result of which will have a material adverse change or effect on the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Designated Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Pricing Agreement or the Indenture, except such as have been, or will have been prior to the Time of Delivery, obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Designated Securities by the Underwriters;

(o) Other than as set forth in the Pricing Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries would, individually or in the aggregate, have a material adverse effect on the consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and

(p) The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

3. Offer and Sale of Designated Securities. Upon the execution of the Pricing Agreement applicable to the Designated Securities and authorization by the Representatives of the release of such Designated Securities, the several Underwriters propose to offer such Designated Securities for sale upon the terms and conditions set forth in the Prospectus.

4. Payment and Settlement for Designated Securities. Designated Securities to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in global form, and in such authorized denominations and registered in such name or names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives, for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer in immediately available funds (or such other funds as specified in the Pricing Agreement), payable to the order of the Company, all at the place and time and date specified in the Pricing Agreement or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the “Time of Delivery” for such Designated Securities.

5. Further Agreements of the Company. The Company agrees with each of the Underwriters of any Designated Securities:

(a) (i) To prepare the Prospectus in relation to the Designated Securities in a form approved by the Representatives and the Company and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of the Pricing Agreement relating to the Designated Securities or, if applicable, such earlier time as may be required by Rule 424(b) under the Act; (ii) to make no further amendment or any supplement to the Registration Statement, the Base Prospectus or the Prospectus after the date of the Pricing Agreement relating to such Designated Securities and prior to the Time of Delivery for such Designated Securities which shall be reasonably disapproved in writing by the Representatives for such Designated Securities promptly after reasonable notice thereof (provided, however, this clause (ii) shall, in the case of any periodic or current report that the Company is required to file pursuant to Section 13(a), 13(c) or Section 15(d) under the Exchange Act prior to or at the Time of Delivery, apply to the extent practicable in the light of the circumstances, but in any event, the Representatives shall be notified in advance of any such filing that will be incorporated by reference in the Prospectus); (iii) to advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and furnish the Representatives with copies thereof; (iv) to file by the filing deadlines prescribed by the Exchange Act and the rules thereunder, all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of the Prospectus, for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of such Designated Securities; (v) to prepare a final term sheet relating to the Designated Securities containing only a description of the Designated Securities, substantially in the form of Schedule III(b) to the Pricing Agreement, and to comply with the requirements of Rule 164 and 433 under the Act applicable to such term sheet, including timely filing thereof with the Commission, legending and retention where required (such term sheet, the “Final Term Sheet”); (vi) to file within the time period prescribed by Rule 433(d) under the Act all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; (vii) for so long as the delivery of a prospectus is required in connection with the offering or sale of Designated Securities (including in circumstances where such requirement can be satisfied pursuant to Rule 172 under the Act), to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Designated Securities, of the suspension of the qualification of such Designated Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, of the receipt from the Commission of any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act for the registration of the offer and sale of the Designated Securities, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and (viii) in the event of the issuance of any such stop order or of any such order or notice preventing or suspending the use of any prospectus relating to the Designated Securities or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify such Designated Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and secondary transactions therein in such jurisdictions for as long as may be necessary to complete the distribution of such Designated Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) To furnish the Underwriters with copies of the Prospectus in such quantities as the Representatives may from time to time reasonably request, and if the delivery of a prospectus is required at any time in connection with the offering or sale of the Designated Securities (including in circumstances where such requirement can be satisfied pursuant to Rule 172 under the Act) and if at such time any event shall have occurred as a result of which the Prospectus or, prior to the filing of the Prospectus, the Pricing Disclosure Package as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason, it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), consolidated statements of income of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including at the option of the Company Rule 158 under the Act); and

(e) To not make without the prior written consent of the Representatives, any offer relating to the Designated Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Act; provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule III(a) to the Pricing Agreement; each such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus”; the Company agrees that (i) each Permitted Free Writing Prospectus will constitute an Issuer Free Writing Prospectus and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Act applicable to any Permitted Free Writing Prospectus, including timely filing thereof with the Commission, legending and retention where required.

6. Representations, Warranties and Agreements of the Underwriters. Each Underwriter represents and warrants to, and agrees with, the Company and each other Underwriter that:

(a) Such Underwriter has not made, and will not make (other than as permitted by Section 6(b) hereof), any offer relating to the Designated Securities that would constitute a “free writing prospectus” (as defined in Rule 405 under the Act), without the prior consent of the Company and the Representatives; and

(b) Such Underwriter has not used, and will not use, any free writing prospectus that contains the final terms of the Designated Securities unless such terms have previously been included in a free writing prospectus filed with the Commission in accordance with Rule 433 under the Act, without the prior consent of the Company and the Representatives, provided, however, that each of the Underwriters may use one or more term sheets relating to the Designated Securities containing customary information, including Bloomberg email announcement, price talk guidance, comparable bond pricing and final pricing terms, not inconsistent with the form of the Final Term Sheet attached as Schedule III(b) to Pricing Agreement, without the prior consent of the Company or the Representatives.

7. Payment of Expenses. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Pricing Agreement, the Indenture, any Blue Sky Memorandum and any other documents in connection with the offering, purchase, sale and delivery of the Designated Securities; (iii) all expenses in connection with the qualification of the Designated Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) any fees charged by securities rating services for rating the Designated Securities; (v) any filing fees incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Designated Securities; (vi) the cost of preparing the Designated Securities; (vii) the fees and expenses of any Trustee and any agent of any Trustee and the fees and disbursements of counsel for any Trustee in connection with the Indenture and the Designated Securities; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7. It is understood, however, that, except as provided in this Section 7 and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Designated Securities by them, and any advertising expenses connected with any offers they may make.

8. Conditions of the Underwriters’ Obligations. The obligations of the Underwriters of the Designated Securities under the Pricing Agreement shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company in or incorporated by reference in the Pricing Agreement relating to such Designated Securities are, at and as of the Time of Delivery for such Designated Securities, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the Final Term Sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods required for such filings by Rule 433 under the Act; no stop order suspending the effectiveness of the Registration Statement or any part thereof or suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued or initiated, as the case may be, and no proceeding for that purpose shall have been initiated or, to the best of the Company’s knowledge, threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act for the registration of the offer and sale of the Designated Securities shall have been received by the Company; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b) Counsel for the Underwriters shall have furnished to the Representatives such opinion or opinions, dated the Time of Delivery for the Designated Securities, with respect to the incorporation of the Company, the validity of the Indenture, the Designated Securities, the Registration Statement, the Prospectus, the Pricing Disclosure Package and other related matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters;

(c) Counsel for the Company satisfactory to the Representatives or the General Counsel to the Company shall have furnished to the Representatives a written opinion dated the Time of Delivery for the Designated Securities, in form and substance satisfactory to the Representatives, to the effect that:

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus and the Prospectus;

(ii) The Company has an authorized capitalization as set forth in the Pricing Prospectus and the Prospectus and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

(iii) To the best of such counsel’s knowledge and other than as set forth in the Pricing Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole; and, to such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(iv) This Agreement and the Pricing Agreement with respect to the Designated Securities have been duly authorized, executed and delivered by the Company;

(v) The Designated Securities have been duly authorized, executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Designated Securities and the Indenture conform to the descriptions thereof in the Pricing Disclosure Package;

(vi) The Indenture has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indenture has been duly qualified under the Trust Indenture Act;

(vii) The issue and sale of the Designated Securities and the compliance by the Company with all of the provisions of the Designated Securities, the Indenture, this Agreement and the Pricing Agreement with respect to the Designated Securities, and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, the result of which will have a material adverse change or effect on the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, nor will such actions result in any violation of the provisions of the Restated Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its properties;

(viii) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Designated Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Pricing Agreement or the Indenture, except such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Designated Securities by the Underwriters;

(ix) The documents incorporated by reference in the Pricing Prospectus and the Prospectus (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents, when they became effective or were so filed, as the case may be, contained, (A) in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (B) in the case of other documents which were filed under the Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such documents were so filed, not misleading;

(x) The Registration Statement as of the date on which it first became effective and the Prospectus as of its date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) appeared on their faces to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder. In addition, in such opinion or in a separate letter such counsel shall state that such counsel has no reason to believe that (A) the Registration Statement (other than the financial statements and related schedules and any other financial data included or incorporated by reference therein, as to which such counsel need express no belief) as of its most recent effective date as determined in accordance with Rule 430B under the Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) as of the Applicable Time, the Pricing Disclosure Package (other than the financial statements and related schedules and any other financial data included or incorporated by reference therein, as to which such counsel need express no belief), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading; and (C) the Prospectus (other than the financial statements and related schedules and any other financial data included or incorporated by reference therein, as to which such counsel need express no belief) as of its date and the Time of Delivery, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

(xi) To the best of such counsel’s knowledge, there is no amendment to the Registration Statement that is required to be filed and no contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Pricing Prospectus and the Prospectus or required to be described in the Registration Statement or the Pricing Prospectus and the Prospectus which are not so filed or incorporated by reference or described.

(d) At the Time of Delivery for the Designated Securities, the independent registered public accounting firm of the Company that has certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to the Representatives a letter, dated the Time of Delivery, to the effect set forth in Annex II hereto, and as to such other matters as the Representatives may reasonably request and in form and substance satisfactory to the Representatives;

(e) Since the respective dates as of which information is given in the Pricing Prospectus and the Prospectus there shall not have been any change in the capital stock (other than the conversion of less than 250,000 shares of the Company’s Class B Common Stock (the “Class B Common Stock”) to Common Stock or issuances or repurchases in connection with employee stock incentive plans or repurchases pursuant to the Company’s share repurchase program announced during December 2006, or other similar share repurchase programs disclosed in writing to the Representatives prior to the date hereof, if any, or the repurchases of Common Stock from the Milton Hershey School Trust) or increases in the consolidated long-term debt of the Company and any of its subsidiaries (exclusive of increases of $50 million or less of long-term debt other than capitalized lease obligations, increases attributable to new capitalized lease obligations aggregating $5 million or less and increases related to the translation of foreign currency indebtedness at rates of exchange different from those in effect on the respective dates as of which information is so given) or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth in the Pricing Prospectus and the Prospectus, the effect of which is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(f) On or after the Applicable Time relating to the Designated Securities (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by Moody’s Investors Service, Inc. (“Moody’s”) or Standard & Poor’s Corporation (“S&P”) and (ii) neither Moody’s nor S&P shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(g) On or after the Applicable Time relating to the Designated Securities, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in the securities of the Company or in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iii), in the judgment of the Representatives, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Prospectus; and

(h) The Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery for the Designated Securities a certificate or certificates of officers of the Company satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at, or prior to, such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section 8 and as to such other matters as the Representatives may reasonably request.

9. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, any amendment or supplement to any thereof, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and, subject to subsection (c) below, will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, any

amendment or supplement to any thereof, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter of Designated Securities through the Representatives expressly for use in any thereof.

(b) Each Underwriter severally will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, any amendment or supplement to any thereof, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, any amendment or supplement to any thereof, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and, subject to subsection (c) below, will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under such subsection and only to the extent such indemnifying party has been prejudiced by such omission so to notify. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party under subsection (a) or (b) above shall only be liable for the legal expenses of one counsel for all indemnified parties in each jurisdiction in which any claim or action is brought. An indemnified party under subsection (a) or (b) above shall not enter into a settlement of any litigation in respect of which a claim is to be made against the indemnifying party under such subsection unless such settlement is effected with the consent of the indemnifying party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Underwriters of the Designated Securities on the other from the offering of the Designated Securities to which such loss, claim, damage or liability (or action in respect thereof) relates but also the relative fault of the Company on the one hand and the Underwriters of the Designated Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omissions to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Designated Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such securities and not joint.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of any Underwriter and to each person, if any, who controls any Underwriter within the meaning of the Act, and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10. Defaulting Underwriters. (a) If any Underwriter shall default in its obligation to purchase the Designated Securities which it has agreed to purchase under the Pricing Agreement relating to such Designated Securities, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Designated Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter, the Representatives do not arrange for the purchase of such Designated Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Designated Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Designated Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Designated Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for such Designated Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the reasonable opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to the Pricing Agreement with respect to such Designated Securities.

(b) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Designated Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Designated Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Designated Securities which such Underwriter agreed to purchase under the Pricing Agreement relating to such Designated Securities and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Designated Securities which such Underwriter agreed to purchase under the Pricing Agreement) of the Designated Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Designated Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Designated Securities, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Designated Securities of a defaulting Underwriter or

Underwriters, then the Pricing Agreement relating to such Designated Securities shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any officer or director or controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Designated Securities.

12. Termination. If the Pricing Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Designated Securities covered by the Pricing Agreement except as provided in Section 7 and Section 9 hereof; but, if for any other reason the Designated Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Securities, but the Company shall then be under no further liability to any Underwriter with respect to such Designated Securities except as provided in Section 7 and Section 9 hereof.

13. Nature of Underwriters’ Obligations. The Company acknowledges and agrees that, in connection with all aspects of the transactions contemplated by this Agreement, the Company and the Underwriters have an arms-length business relationship that creates no fiduciary duty on the part of any Underwriter, and each expressly disclaims any fiduciary relationship.

14. Authority of Representatives. In all dealings hereunder, the Representatives of the Underwriters of the Designated Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement.

15. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, e-mail or facsimile transmission to the address of the Representatives as set forth in the Pricing Agreement; and if to the Company, shall be delivered or sent by mail, e-mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to any Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, e-mail or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or e-mail constituting such Questionnaire, which address will be supplied to the Company by the Representatives. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

16. Persons Entitled to the Benefit of Agreement. This Agreement and the Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Section 9 and Section 11 hereof, the officers and directors of the Company or any Underwriter and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or the Pricing Agreement. No purchaser of any of the Designated Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

17. Time of Essence. Time shall be of the essence of the Pricing Agreement. As used herein, “business day” shall mean any day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

18. GOVERNING LAW. THIS AGREEMENT AND THE PRICING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

19. Counterparts. This Agreement and the Pricing Agreement may be executed by any one or more of the parties hereto and thereon in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

[Remainder of page intentionally left blank.]

If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof.

Very truly yours,

The Hershey Company

By:
Name:
Title:

By:
Name:
Title:

Accepted as of the date hereof (with respect to, but subject to the terms of, the Pricing Agreement to which the undersigned is or is deemed to be a signatory):

[ ]

By:
Name:
Title:

ANNEX I

FORM OF PRICING AGREEMENT

[                        ]

[                        ]

[                        ]

As Representative[s] of the several

Underwriters named in Schedule I hereto

c/o	[ ]
[ ]
[ ]

, 20

Ladies and Gentlemen:

The Hershey Company, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated              (the “Underwriting Agreement”), between the Company, on the one hand, and you, as parties which are signatories or deemed to be signatories to the Underwriting Agreement, on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”).

Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the Applicable Time as set forth in Schedule II to this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined) and also a representation and warranty as of the Applicable Time in relation to the Prospectus relating to the Designated Securities. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

The Prospectus (including a prospectus supplement relating to the Designated Securities), in all material respects in the form heretofore delivered to you, is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

ANNEX I-1

If the foregoing is in accordance with your understanding, please sign and return to us [five] counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereto, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[Signature pages to follow]

ANNEX I-2

Very truly yours,

The Hershey Company

By
Name:
Title:

By
Name:
Title:

ANNEX I-3

Accepted as of the date hereof:

[ ]

By:
Name:
Title:

[ ]

By:
Name:
Title:

[ ]

By:
Name:
Title:

By:
Name:
Title:

For themselves and as Representative[s]

of the several Underwriters named in Schedule I hereto

ANNEX I-4

SCHEDULE I

Principal Amount of Designated Securities to be Purchased
Underwriter
[Names of Co-Representatives]	$

[Names of other Underwriters]

Total	$

SCHEDULE I – Page 1

SCHEDULE II

Title of Designated Securities:

    % Notes due [            ] (together “Designated Securities”)

Aggregate Principal Amount:

                     of the Designated Securities.

Price to Public:

    % of the principal amount of the Designated Securities, plus accrued interest, if any, from                     .

Purchase Price to Underwriters:

    % of the principal amount of the Designated Securities, plus accrued interest, if any, from                     ; and the selling concession shall be     % and the reallowance concession shall be     %, in each case of the principal amount of the Designated Securities.

Indenture:

Indenture dated as of May 14, 2009, between the Company and U.S. Bank National Association, as Trustee.

Maturity:

                    .

Interest Rate:

    % from and including the original issue date.

Interest Payment Dates:

                     and                      of each year, commencing on                     .

Interest Payment Record Dates:

                     and                      of each year, commencing on                     .

Redemption Provisions:

[No provisions for redemption.]

SCHEDULE II – Page 1

[The Designated Securities may be redeemed, otherwise than through the sinking fund, in whole or in part at the option of the Company, in the amount of [$]             or an integral multiple thereof.]

[On or after                     ,          at the following redemption prices (expressed in percentages of principal amount). If [redeemed on or before                     ,     %, and if] redeemed during the 12-month period beginning                     .

Year	Redemption Price

and thereafter at 100% of their principal amount, together in each case with accrued interest to the redemption date.]

[On any interest payment date falling on or after             , at the election of the Company, at a redemption price equal to the principal amount thereof, plus accrued interest to the date of redemption.]

[Other possible redemption provisions, such as mandatory redemption upon occurrence of certain events or redemption for changes in tax law.]

[Restriction on refunding.]

Sinking Fund Provisions:

[No sinking fund provisions.]

[The Designated Securities are entitled to the benefit of a sinking fund to retire [$]             principal amount of Designated Securities on                      in each of the years              through              at 100% of their principal amount plus accrued interest] [, together with [cumulative] [noncumulative] redemptions at the option of the Company to retire an additional [$]             principal amount of Designated Securities in the years              through              at 100% of their principal amount plus accrued interest].

[If Securities are extendable debt Securities, insert—

Extendable provisions:

Securities are repayable on             ,              [insert date and years], at the option of the holder, at their principal amount with accrued interest, initial annual interest rate will be     %, and thereafter annual interest rate will be adjusted on             ,              and

SCHEDULE II – Page 2

             to a rate not less than     % of the effective annual interest rate on U.S. Treasury obligations with             -year maturities as of the [insert date 15 days prior to maturity date] prior to such [insert maturity date].]

[If Securities are Floating Rate debt Securities, insert—

Floating rate provisions:

Initial annual interest rates will be [LIBOR plus [    ] %] [    %] through             [and thereafter will be adjusted [quarterly] [on each             ,             ,             and             ] [to an annual rate of LIBOR plus [    ] %] [to an annual rate of     % above the average rate for             -year [month] [securities] [certificates of deposit] issued by             and             [insert names of banks], [and the annual interest rate [thereafter] [from              through             ] will be the interest yield equivalent of the weekly average per annum market discount rate for             -month Treasury bills plus     % of Interest Differential (the excess, if any, of (i) then current weekly average per annum second market yield for             -month certificates of deposit over (ii) then current interest yield equivalent of the weekly average per annum market discount rate for             -month Treasury bills); [from              and thereafter the rate will be the then current interest yield equivalent plus     % of Interest Differential].]

Defeasance provisions:

            .

Other Provisions:

[As to be set forth in the Prospectus.]

Time of Delivery:

             [a.m.] [p.m.],                     .

Closing Location:

            .

Names and addresses of Representatives:

SCHEDULE II – Page 3

Address for Notices:

Applicable Time:

(For purposes of the Underwriting Agreement):

             [a.m.] [p.m.],                     .

Other Matters:

SCHEDULE II – Page 4

SCHEDULE III(a)

•	Final Term Sheet, dated , 20 , substantially in the form of Schedule III(b) hereto.

•	[ ]

SCHEDULE III(a) – Page 1

SCHEDULE III(b)

FORM OF FINAL TERM SHEET

FINAL TERM SHEET

Dated                     , 20

THE HERSHEY COMPANY

                    % NOTES DUE 20

Name of Issuer: The Hershey Company

Title of Securities:

Aggregate Principal Amount:

Issue Price (Price to Public):     % of principal amount

Maturity:

Coupon (Interest Rate):

[Benchmark Treasury:             ]

[Spread to Benchmark Treasury:             basis points (    %)]

[Benchmark Treasury Price and Yield:                              %]

Yield to Maturity:     %

Interest Payment Dates:             and             of each year, commencing on

Interest Payment Record Dates:              and              of each year

Redemption Provisions:

Sinking Fund Provisions:

Other Provisions:

Legal Format: SEC Registered

Proceeds to The Hershey Company:

Settlement Date: T +             days;

Booking-Running Manager[s]:

SCHEDULE III(b) – Page 1

Co-Managers:

CUSIP:

ISIN:

Listing:

Ratings:                     /

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The offer and sale of the Securities to which this final term sheet relates have been registered by The Hershey Company by means of a registration statement on Form S-3 (SEC File No. 333-            ).

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling [            ] toll-free at [xx-xxx-xxxx].

SCHEDULE III(b) – Page 2

ANNEX II

Pursuant to Section 8(d) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

(i) They are an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

(ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, prospective financial statements and/or pro forma financial information) audited by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the Public Company Accounting Oversight Board (United States) of the consolidated interim financial statements, selected financial data, pro forma financial information, prospective financial statements and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the representatives of the Underwriters (the “Representatives”);

(iii) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus or included or incorporated by reference in Item 6 of the Company’s Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for five such fiscal years which were included or incorporated by reference in the Company’s Annual Reports on Form 10-K for such fiscal years;

(iv) On the basis of limited procedures, not constituting an audit in accordance with the standards of the Public Company Accounting Oversight Board (United States), consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(A) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included or incorporated by reference in the Company’s Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related published rules and regulations thereunder or are not in conformity with U.S. generally accepted accounting principles applied on a basis substantially consistent with the basis for the audited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included or incorporated by reference in the Company’s Annual Report on Form 10-K for the most recent fiscal year;

ANNEX II-1

(B) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

(C) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock, (other than conversion of less than 250,000 shares of Class B Common Stock to Common Stock or issuances or repurchases in connection with employee stock incentive plans or repurchases pursuant to the Company’s share repurchase program announced during December 2006, or other similar share repurchase programs disclosed in writing to the Representatives prior to the date hereof, if any, or the repurchases of Common Stock from the Milton Hershey School Trust) or any increases in the consolidated long-term debt of the Company and any of its subsidiaries (exclusive of increases attributable to new capitalized lease obligations aggregating $5 million or less and increases related to the translation of foreign currency indebtedness at rates of exchange different from those in effect on the respective dates as of which information is so given), or any decreases in consolidated net current assets or net assets exceeding $25 million or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(D) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in Clause (C) there were any decreases in consolidated net revenues or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length as the

ANNEX II-2

Representatives may reasonably request, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(v) In addition to the audit referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other Procedures referred to in paragraphs (iii) and (iv) above, they have carried out certain specified procedures, not constituting an audit in accordance with the standards of the Public Company Accounting Oversight Board (United States), with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

All references in this Annex II to the Prospectus shall be deemed to refer to the Prospectus (including the documents incorporated by reference therein) as defined in the Underwriting Agreement as of the date of the letter delivered on the date of the Pricing Agreement for purposes of such letter and to the Prospectus (including the documents incorporated by reference therein) in relation to the applicable Designated Securities for purposes of the letter delivered at the Time of Delivery for such Designated Securities.

ANNEX II-3